Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Managers
Philadelphia Energy Solutions, LLC:

              We consent to the use of our report dated February 25, 2015 with respect to the balance sheet of PES Logistics Partners, L.P. as of December 31, 2014 included herein the registration statement on Form S-1 of PES Logistics Partners, L.P. to issue Common Units representing Limited Partner Interests, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 25, 2015